Exhibit 8.1

Subsidiaries of Atlantica Yield plc

Subsidiary	Jurisdiction of Incorporation or Organization
ACT Energy Mexico, S. de R.L. de C.V.	Mexico
ABY Infraestructuras, S.L.	Spain
ABY Infrastructures USA LLC	Delaware
ABY Concessions Infrastructures, S.L.U.	Spain
ABY Concessions Peru, S.A.	Peru
ABY Holdings USA, LLC	Delaware
ASHUSA Inc.	Delaware
ABY South Africa (Pty) Ltd	South Africa
ASUSHI Inc.	Delaware
ATN, S.A.	Peru
ABY Transmision Sur, S.A.	Peru
ACT Holding S.A. de C.V.	Mexico
Aguas de Skikda S.p.A.	Algeria
Arizona Solar One LLC	Delaware
ASO Holdings Company LLC	Delaware
ATN2, S.A.	Peru
Atlantica Yield South Africa Limited	UK
Atlantica Yield Chile SpA	Chile
AY Holding Uruguay S.A.	Uruguay
Cadonal, S.A.	Uruguay
Carpio Solar Inversiones, S.A.U.	Spain
CKA1 Holding, S. de R.L. de C.V.	Mexico
Ecija Solar Inversiones, S.A.U.	Spain
Extremadura Equity Investments Sárl.	Luxembourg
Estrellada, S.A.	Uruguay
Fotovoltaica Solar Sevilla, S.A.	Spain
Geida Skikda, S.L.	Spain
Hidrocañete S.A.	Peru
Helioenergy Electricidad Uno, S.A.U.	Spain
Helioenergy Electricidad Dos, S.A.U.	Spain
Helios I Hyperion Energy Investments, S.L.U.	Spain
Helios II Hyperion Energy Investments, S.L.U.	Spain
Banitod S.A.	Uruguay
Hypesol Energy Holding, S.L.U.	Spain
Kaxu Solar One (Pty) Ltd.	South Africa
Logrosan Equity Investments Sárl.	Luxembourg
Logrosan Solar Inversiones, S.A.U.	Spain
Logrosan Solar Inversiones Dos, S.L.	Spain
Mojave Solar Holdings LLC	Delaware
Mojave Solar LLC	Delaware
Palmatir, S.A.	Uruguay
Palmucho, S.A.	Chile
RRHH Servicios Corporativos S. de R.L. de C.V.	Mexico
Sanlucar Solar, S.A.U.	Spain
Solaben Electricidad Uno S.A.U.	Spain
Solaben Electricidad Dos, S.A.	Spain
Solaben Electricidad Tres, S.A.	Spain
Solaben Electricidad Seis, S.A.U.	Spain
Solaben Luxembourg S.A.	Luxembourg
Solacor Electricidad Uno, S.A.	Spain
Solacor Electricidad Dos, S.A.	Spain
ABY Servicios Corporativos S.L.U.	Spain
Solar Processes, S.A.U.	Spain
Solnova Solar Inversiones, S.A.U.	Spain
Solnova Electricidad, S.A.U.	Spain
Solnova Electricidad Tres, S.A.U.	Spain
Solnova Electricidad Cuatro, S.A.U.	Spain
Transmisora Mejillones, S.A.	Chile
Transmisora Baquedano, S.A.	Chile